24(b)(10)

                Stradley, Ronon, Stevens & Young
                    2600 One Commerce Square
                Philadelphia, Pennsylvania  19103



Direct Dial No. (215) 564-8074



                        November 17, 1995



Dimensional Investment Group Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401

Gentlemen:

          You have informed us that Dimensional Investment Group Inc., a Maryland corporation (the "Fund"), intends to file with the United States Securities and Exchange Commission (the "SEC") an amendment to its registration statement under the Securities Act of 1933, as amended (the "1933 Act"), registering the below-described shares of common stock of each class ("Portfolio") under the 1933 Act:

U.S. Large Cap Value Portfolio III Shares         146,522 shares;
DFA International Value Portfolio III Shares      154,631 shares;
The DFA 6-10 Institutional Portfolio Shares       328,737 shares;
The DFA International Value Portfolio Shares      415,812 shares;
DFA International Value Portfolio II Shares       531,989 shares;
U.S. Small Cap Value Portfolio II Shares            5,152 shares;
U.S. Large Cap Value Portfolio II Shares       12,157,849 shares;
DFA One-Year Fixed Income Portfolio II Shares   7,937,415 shares.

          We serve as legal counsel to the Fund and, as such, have reviewed the Articles of Incorporation of the Fund, its Bylaws, the registration statement it has filed with the SEC under the Investment Company Act of 1940 and the 1933 Act, and such minutes of the corporate proceedings and other documents as we deem material to our opinion. Based on the foregoing, we are of the opinion that the shares described in the first paragraph of this letter, when issued in accordance with the prospectus of the Fund, will be fully-paid, non-assessable and legally issued shares of common stock of the Fund.

          We hereby consent to the filing of this opinion with the SEC as an exhibit to the amendment to the Fund's registration statement under the 1933 Act, and to the reference to us in the prospectus of the Fund as legal counsel who have passed upon the legality of the offering of such shares of common stock. We also consent to the filing of this opinion with the securities regulatory agencies of any states or other jurisdictions in which the shares of common stock of the Fund are offered for sale.

                              Very truly yours,

                              STRADLEY, RONON, STEVENS & YOUNG


                              By:  s/ Steven M. Felsenstein
                                  Steven M. Felsenstein, Partner

SMF/cgm